Business Revolving Credit Account Agreement

("Agreement") between the party listed below as Borrower (the"Borrower"), and SIGNATURE BANK (the "Bank").

1. Subject to the terms and conditions of this Agreement and in consideration thereof, the Bank agrees to make loans C'Loan(s)") to the Borrower at any time and from time to time on or after the date hereof in an aggregate principal amount up to but not exceeding the credit limit set forth below (the "Credit Line"). The Borrower hereby agrees to repay the Loans together with interest thereon as hereinafter set forth.

2. The Bank shall charge, and the Borrower agrees to pay, an annual, non-refundable commitment fee of one half of one (0.50%) percent of the amount of the Credit Line. Such fee shall be payable in full on the execution of this Agreement and on each anniversary thereof.

3. The Borrower may borrow, repay and reborrow, all in accordance with, and under and pursuant to, the terms and conditions of this Agreement.

(a) The Borrower may borrow under the Credit Line by writing special checks, provided by the Bank. Each borrowing shall constitute a representation and warranty by the Borrower that no Event of Default (as defined below), or any event which with the passage of time or the giving of notice, or both, would constitute an Event of Default, has occurred and is continuing. Each check paid by the Bank shall be deemed to be a Loan made hereunder and shall reduce the Borrower's availability under the Credit Line. Each such borrowing and each payment of principal and interest on the Loans shall be recorded by the Bank on its records and such records shall be conclusively presumed to represent the amounts outstanding hereunder absent manifest error. The Bank is not obligated to honor a request for a Loan on an account which is deemed delinquent or any request for a Loan which, if made would result in all outstanding Loans exceeding the Credit Limit A delinquent account is an account one day or more past due for principal, interest or any other amount that may be owed hereunder.

(b) Principal of the Loans shall be payable in monthly installments equal to 1/36 of the outstanding principal balance of the Loans as of the billing date prior to the due date of such installment, and in full as otherwise required by the Bank or pursuant or the terms of this Agreement. If the amount of any Loan exceeds the remaining unused portion of the Credit Line as specified in paragraph 1, the Bank may, but is not obligated to, make such Loan. If the Bank should make any such Loan in excess of the Credit Line, such excess Loan shall not be deemed to constitute an increase in the Borrower's Credit Line and such excess Loan shall be due and payable UPON DEMAND.

(c) The Loans shall bear interest on the unpaid principal amount thereof at a fluctuating rate per annum equal at all times to The Wall Street Journal Prime Rate plus a Spread set forth below. The Wall Street Journal Prime Rate (the "Prime Rate") means the variable per annum rate of interest published in Eastern Edition of The Wall Street Journal as the prime rate. If more than one prime rate is published in the Eastern edition of The Wall Street Journal on any day, then the highest rate published shall be the Prime Rate for that day. Interest and fees shall be due and payable monthly with each principal payment and upon payment In full of the unpaid principal amount of the Loans. Any amount hereof which is not paid within ten days of its due date shall be subject to a late charge of 5% of the amount of the overdue payment. Interest shall be calculated by applying a daily rate determined on the basis of a 360-day year to the unpaid principal for each day during the calendar year. Any change in the interest rate on the Loans resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate shall become effective.

(d) If any payment of principal is due and payable on a Saturday, Sunday or legal holiday under the laws of the State of New York, the maturity thereof shall be extended to the next succeeding business day and interest thereon shall be payable at the then applicable rate during such extension.

(e) The Borrower hereby authorizes and directs the Bank to charge any account of the Borrower maintained at any office of the Bank for the amount of the principal, interest or any fee due hereunder when the same becomes due and payable under the terms of this Agreement.

(f) Anything in this Agreement to the contrary notwithstanding, the Bank shall not charge, take or receive, and the Borrower shall not be obligated to pay, interest in excess of the maximum rate from time to time permitted by applicable law. Should any interest be taken or received by the Bank that is in an amount that is excess of such maximum rate, than that excess amount shall be deemed to be an additional payment of principal by Borrower even if there is a delay by ihe Bank in crediting that payment towards principal.

4. The Borrower may repay the Loans without premium or penalty in whole or in part at any time and from time to time.

5. The proceeds of the Loans shall be used by the Borrower solely for business or commercial purposes of the Borrower and specifically not for (i) the purchase or financing the acquisition of equipment, motor vehicles or other property or the making of leasehold improvements or (ii) investing in or financing the purchase of "margin stock" as such term or terms of similar purport and effect shall be defined in Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. The Borrower specifically represents and warrants to the Bank that it is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock and that no part of the proceeds of any Loan will be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation T, U or X of said Board of Governors. If requested by the Bank, the Borrower will furnish to the Bank a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U and to the foregoing effect.

6. On the date hereof and on each date that the Borrower requests a Loan, the Borrower represents and warrants to the Bank as follows;

(a) If the Borrower is not an individual, the Borrower is duly organized, validly existing and in good standing under the laws of the State of its organization and is duly qualified and is in good standing in all other jurisdictions where the character or nature of its business requires such qualification.

(b) The execution, delivery and performance by the Borrower of this Agreement is within the Borrower's power and has been duly authorized by all necessary action.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the execution, delivery and performance by the Borrower of this Agreement.

(d) This Agreement has been duly executed and delivered on behalf of the Borrower and constitutes the legal, valid and binding obligation of the Borrower,  enforceable against the Borrower in accordance with its terms.

(e) The financial statements of the Borrower previously furnished to the Bank fairly present the financial condition of the Borrower as at the date of such financial statements and since such date there has been (i) no material increase in the liabilities of the Borrower and (ii) no material adverse change in the Borrower.

(f) There is no pending or threatened action, proceeding or investigation affecting the Borrower before any court, governmental agency or arbitrator, which may either in one case or in the aggregate, result in a material adverse change in the Borrower.

(g) The Borrower has filed all federal, state and local tax returns required to be filed (subject to extensions granted) and has paid all taxes, assessments and governmental charges and levies thereon to be due includine interest and penalties.

(h) The Borrower is in all material respects in compliance with all federal and state laws and regulations in all jurisdictions where the failure to comply with such laws or regulations could result in a material adverse change in the Borrower.

7. The Borrower hereby covenants that so long as any amount remains outstanding and unpaid hereunder the Borrower shall:

(a) Upon request of the Bank, provide the Bank with its most recently prepared federal tax return and financial statements prepared by a certified public accountant.

(b) Upon request of the Bank, provide the Bank with its such other information as the Bank may from time to time reasonably request.

(c) Promptly give notice in writing to the Bank of the occurrence of any Event of Default under this Agreement or the occurrence of any event which with the passage of time, or the giving of notice or both will be an Event of Default.

(d) Permit any representatives of the Bank to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired.

(e) Not merge or consolidate with any other person, or liquidate or dissolve itself (or suffer any liquidation or dissolution) or convey, sell or lease assets other than in the ordinary course of business, or make any material change in the present method of conducting business.

8. The occurrence of any of the following shall be an "Event of Default"

(a) Failure by the Borrower to pay the principal of, or any installment on, the Loans when due, or failure to pay any interest on the Loans or any fee hereunder within ten days after any such interest or fee becomes due; or

(b) Any representation or warranty made by the Borrower in this Agreement or in any certificate, financial or other statement furnished to the Bank at any time under or in connection with this Agreement shall prove to have been untrue or misleading in any material respect; or

(c) Default by the Borrower in the observance or performance of any covenant or agreement contained in this Agreement, and the continuance of the same for 15 days; or

(d) The Borrower, or any guarantor of the Loans, shall (i) default in the payment of principal or interest on any obligation for borrowed money (other than the Loans), or any obligation for the deferred purchase price of property, beyond the period of grace, if any, provided with respect thereto, (ii) default in the performance or observance of any other term, condition or agreement contained in any such obligation described in clause (i) or in any agreement relating thereto if the effect thereof is to cause, or permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity, or (iii) default in any other agreement with the Bank; or

(e) The Borrower, or any guarantor of the Loans, (i) shall file a petition or otherwise take any action under any existing or future law of any jurisdiction, federal or state, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, (A) seeking to have any order for relief entered with respect to it or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property or (ii) the Borrower or any such guarantor shall make a general assignment for the benefit of its creditors; or (iii) there shall be commenced against the Borrower or any such guarantor any case, proceeding or other action of a nature referred to in clause (i) above or seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property, which case, proceeding or other action (1) results m the entry of an order for reliefer (2) remains undismissed, undischarged or unbonded for a period of 60 days; or (iv) me Borrower or any such guarantor shall generally not, or shall be unable to, pay its debts as they become due or shall admit in writing its inability to pay its debts; or

(f) Default by any guarantor upon his, her or its guarantee of the Loans pursuant to the terms thereof or any such guarantee shall cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceabihty thereof shall be contested by any such guarantor or any other party shall deny that it has any further liability to the Bank with respect thereto; or

(g) Final judgment for the payment of money in excess of $ 15,000 shall be rendered against the Borrower or any guarantor of the Loans, and the same shall remain undischarged for a period of 30 days during which execution of such judgment shall not be effectively stayed;

(h) The Bank shall determine that there has been an adverse change in the financial condition of the Borrower; or

(i) The Borrower (i) borrows any money from another lender, (ii) pledges its assets to another lender (iii) guarantees any obligation to another lender; or (iv) has a lien placed against the assets of the Borrower by a creditor other than the Bank.

If an Event of Default described in clause (e) above occurs, then the Bank's obligation to make Loans shall immediately terminate, and the Loans, together with accrued interest thereon shall be immediately due and payable, all without notice or demand from the Bank and if auy other Event of Default occurs, the Bank may declare, by notice to the Borrower, the Bank's obligation to make Loans immediately terminated and/or the principal amount of the Loans, together with accrued interest thereon, to be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding. At the Bank's option, the Bank may require the Borrower to pay all amounts owed pursuant to the schedule stated in paragraph 3(b) hereof or any other schedule the Bank deems appropriate.

9. All notices, requests and demands shall be deemed to have been given when sent to the last known address of the respective parties hereto

10. No failure to exercise and no delay in exercising, on the part of the Bank, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law. No modification, or waiver or any provision of this Agreement, nor consent to any departure by the Borrower from the provisions hereof or thereof, shall be effective unless the same shall be in writing from the Bank and then such waiver or consent shall be effective only in the specific instance and for the purpose for which it is given. No notice to the Borrower shall entitle the Borrower to any other or further notice in other or similar circumstances unless expressly provided for herein. No course of dealing between the Borrower and the Bank shall operate as a waiver of any of the rights of the Bank under this Agreement. The Borrower agrees to pay on demand reasonable attorneys' fees and any other costs and expenses incurred by the Bank in connection with the enforcement of this Agreement.

11. In addition to any rights or remedies of the Bank provided by law, upon the occurrence of any Event of Default, the Bank is hereby authorized without notice to the Borrower to offset and appropriate and apply all deposits (general and special) and other indebtedness at any time held or owing by the Bank or for the credit or the account of the Borrower against and on account of all obligations, liabilities and claims maybe contingent or unmatured.

12. For the purposes of paragraphs 6 through 17 of this Agreement, the term "Borrower" shall mean and include the Borrower and any subsidiaries of the Borrower. If the Borrower has no subsidiaries and/or if there are no guarantors, then the provisions of this Agreement relating to subsidiaries and/or guarantors shall be deemed surplusage without affecting the applicability of the provisions of this Agreement to the Borrower alone.

13. All agreements, representations and warranties made herein and in any certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement, and the making and renewal of the Loans, and shall continue in 'full force and effect until the indebtedness of the Borrower under the Loans has been paid in full.

14. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower may not transfer or assign any of its rights or interest hereunder without the prior written consent of the Bank

15. This Agreement and the rights and obligations of the parties hereunder and there under shall be governed bys and construed and interpreted in accordance with, the laws of the State of New York, excluding those laws applicable to conflicts or choice of law. If any of the provisions of this Agreement shall be or become illegal or unenforceable under any law, the other provisions shall remain in full force and effect.

16. Upon ten (10) days written notice from the Bank to the Borrower, the Bank may amend the terms of this agreement and such amendment shall be deemed effective against the Borrower if the Borrower borrows any amounts under this Agreement on or after the tenth (10th) day after such written notice is given

17. The Borrower and the Bank waive all rights to trial by jury in any action or proceeding involving, directly or indirectly any matter (whether sounding in tort, contract or otherwise) in any way, arising out of, relating to, or connected with this Agreement or the transactions contemplated hereby.

BORROWER

Bedminster National Corp.

Credit Line: $50,000.00	By:	/s/ Paul Patrizio
Name: Paul Patrizio
Title: Charman & CEO

Address: 90 Washington Valley Road Bedminister. NJ 07921